Exhibit 99.1

Equal Advises Shareholders To Take No Action

Regarding News Release By Montclair Energy

OKLAHOMA CITY, Dec. 17, 2013 - Equal Energy Ltd. (“Equal” or the “Company”) (NYSE: EQU) (TSX: EQU) advises shareholders to take no action regarding a news release issued yesterday by Montclair Energy LLC (“Montclair”).

Equal will soon file a proxy statement which will provide additional detail on the definitive agreement to be acquired by Petroflow Energy Corporation and Petroflow Canada Acquisition Corp. (collectively defined as “Petroflow”) as announced on December 9, 2013. Included in this proxy is information about the process and the rationale behind the board’s ultimate decision. In addition, the proxy statement will include information that will directly address items raised by Montclair and others.

As previously disclosed, Equal agreed to be acquired by Petroflow at a price of US$5.43 per share. Equal advises shareholders that it believes the process leading up to the agreement with Petroflow was extensive, competitive and fair.

Under the process, a special committee comprised of independent directors of Equal carefully reviewed all proposals, including proposals submitted by Montclair. The board of directors, with input from its expert financial and legal advisors, unanimously determined that the Petroflow proposal provided the highest and best value to our shareholders.

Global Hunter Securities acted as the primary financial advisor to Equal in connection with the strategic alternatives process. Scotiabank also provided certain advisory services to Equal. Stikeman Elliott LLP and Dorsey & Whitney LLP acted as Canadian and US legal counsel, respectively, to Equal.

Additional information and where to find it:

A copy of the Arrangement Agreement has been filed on the Securities and Exchange Commission’s website (www.sec.gov) and on the SEDAR website (www.sedar.com). Equal plans to file with the Securities and Exchange Commission (“SEC”) and furnish to its shareholders a proxy statement in connection with the proposed transaction, pursuant to which Petroflow will purchase for cash all of the issued and outstanding common shares of Equal. The proxy statement will contain important information about the proposed merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Equal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Equal’s proxy statement for its 2013 Annual and Special Meeting of Shareholders, which was filed with the SEC on April 4, 2013. Investors and shareholders will be able to obtain free copies of the forthcoming proxy statement, past proxy statements and other documents filed with the SEC by Equal through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Equal by telephone at (405) 242-6000, by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, Attn: Investor Relations or by going to Equal’s Investor Relations page on its corporate website at http://www.equalenergy.ca.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Oklahoma City, Oklahoma. Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma. Our shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol (EQU). Our convertible debentures are listed on the Toronto Stock Exchange under the symbols EQU.DB.B.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law including statements relating to the filing of Equal’s proxy statement and the details provided therein. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions. Forward-looking statements necessarily involve known and unknown risks. Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward looking statements contained in this press release are expressly qualified by this cautionary statement. Additional information on these and other factors that could affect Equal’s operations or financial results are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

SOURCE Equal Energy Ltd.

For further information:

Don Klapko

President and CEO

(403) 536-8373

or

Scott Smalling

Senior Vice President Finance and CFO

(405) 242-6020

Media contact:

Alan Bayless or Trevor Zeck

Longview Communications Inc.

(604) 688-4874

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